UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-11091 (Commission File Number)	22-2849508 (IRS Employer Identification Number)

30 Penhallow Street Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

(603) 433-6131
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On March 17, 2004, Apogent Technologies Inc., a Wisconsin corporation (“Apogent”), announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Fisher Scientific International Inc., a Delaware corporation (“Fisher”), Apogent and Fox Merger Corporation, a Wisconsin corporation and a direct wholly owned subsidiary of Fisher (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Apogent, with Apogent being the surviving corporation of such merger.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of March 17, 2004, by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc. (Schedules omitted).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2004	APOGENT TECHNOLOGIES INC.

	By:	/s/ Michael K. Bresson

Name: Michael K. Bresson

Title: Executive Vice President –
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of March 17, 2004, by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc. (Schedules omitted).